SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           INNSUITES HOSPITALITY TRUST
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                (Name of Registrant as Specified in Its Charter)

                                XXXXXXXXXXXXXXXX
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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      paid previously. Identify the previous filing by registration number, or
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

[TRUST LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the Annual Meeting of Shareholders of InnSuites Hospitality Trust will be held at the InnSuites Hotels San Diego Balboa Park Resort, 2223 El Cajon Blvd., San Diego, California 92104 (phone:
619-296-2101) on Monday, July 17, 2000, at 11:00 a.m., local time, for the purpose of considering and acting upon:

      1. The election of two (2) Trustees, each to hold office until the 2003 Annual Meeting of Shareholders and until his successor shall be elected and qualified; and

      2. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

      Shareholders of InnSuites Hospitality Trust of record at the close of business on June 13, 2000 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                        By order of the Board of Trustees


                                                  MARC E. BERG
                                                   Secretary

Phoenix, Arizona
June 15, 2000

--------------------------------------------------------------------------------
Shareholders are requested to complete, date, sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.
--------------------------------------------------------------------------------

[TRUST LOGO]                                                       June 15, 2000

                                                         InnSuites Hotels Centre
                                                         1625 E. Northern Avenue
                                                         Suite 201
                                                         Phoenix, Arizona 85020

                                 PROXY STATEMENT

      The accompanying proxy is solicited by the Trustees of InnSuites Hospitality Trust (the "Trust") for use at the Annual Meeting of Shareholders to be held on July 17, 2000 and any adjournments thereof.

      Shareholders of record at the close of business on June 13, 2000 (the record date) will be entitled to vote at the Annual Meeting and at any adjournments thereof. At that date the Trust had issued and outstanding 2,448,657 Shares of Beneficial Interest ("Common Shares"). Each such Common Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 1,224,329 Common Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

      Common Shares represented by properly executed proxies will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted for the election of the Trustee nominees named herein. The election of Trustees requires the affirmative vote of a majority of the outstanding Common Shares entitled to vote present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has the same effect as a vote against a Trustee, as each abstention or broker non-vote would be one less vote for a Trustee nominee.

      This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about June 15, 2000.

                              ELECTION OF TRUSTEES

      At the Annual Meeting, two Trustees are to be elected to terms of three years and until their respective successors are duly elected and qualified. Marc
E. Berg and Lee J. Flory will stand for re-election as Trustees to terms expiring at the 2003 Annual Meeting of Shareholders. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted FOR the election of Marc E. Berg and Lee J. Flory as Trustees to terms expiring at the 2003 Annual Meeting of Shareholders. The nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such Common Shares for a slate of two persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable.

      The Trust's Board of Trustees currently has six members and is divided into three classes:

      -- two Trustees in the class whose term expires at the 2000 Annual Meeting of Shareholders;

      -- two Trustees in the class whose term expires at the 2001 Annual Meeting of Shareholders; and

      -- two Trustees in the class whose term expires at the 2002 Annual Meeting of Shareholders.

Each of the Trustees serves for three years and until his successor is duly elected and qualified.

      Marc E. Berg and Lee J. Flory, whose terms as Trustees expire at the 2000 Annual Meeting of Shareholders, have chosen to stand for re-election as Trustees to terms expiring at the 2003 Annual Meeting of Shareholders. The biographies of Messrs. Berg and Flory and each of the Trustees whose term in office will continue after the 2000 Annual Meeting of Shareholders are set forth below. The Board of Trustees of the Trust recommends a vote FOR Marc E. Berg and Lee J. Flory as Trustees.

                    Nominees, Trustees and Executive Officers

      The information concerning the Trustees and executive officers of the Trust set forth in the following table is based in part on information received from the respective Trustees and executive officers and in part on the Trust's records. The following table sets forth the name, age, term of office and principal business experience for each Trustee, nominee as a Trustee and executive officer of the Trust, as applicable.

                    Principal Occupations
                    During Past Five Years,
                    Age as of June 15, 2000                                             Trustee
Name                and Directorships Held                                              Since
----                ----------------------                                              -----

Nominees for Terms
Expiring in 2003

Marc E. Berg(1)     Executive Vice President, Secretary and Treasurer of the            January 30, 1998
                    Trust since February 10, 1999.  Vice President - Acquisitions of the Trust from December 16, 1998 to February 10, 1999.
                    Consultant to InnSuites Hotels and self-employed as a
                    registered investment advisor since 1985. Age: 48.

Lee J. Flory (2),   Vice President, Secretary and Director of The Grainger              January 30, 1998
(3),(4)             Foundation Inc., a private charitable organization, since 1972.
                    From 1969 until his retirement in 1991, Vice President and
                    Secretary of W. W. Grainger, Inc., the leading North American provider of maintenance, repair and operating supplies to
                    businesses and institutions. Age: 74.

Trustees Whose Terms
Expire in 2002

Edward G. Hill(1),      President of E. G. Hill & Associates, a management              January 30, 1998
(2),(3),(4)             consulting company, since 1999.  Former President of
                        ABCO Foods, a division of Fleming Companies, Inc.,
                        an owner and operator of grocery stores, since 1984.
                        Mr. Hill retired from that position on April 30, 1998.
                        Age: 56.

Steven S. Robson(2),    President and Director of Robson Communities and President         June 16, 1998
(3),(4)                 of Scott Homes and Scott Homes Multifamily, Inc.,
                        residential real estate developers, since 1979. Age: 44.

Trustees Whose Terms
Expire in 2001

James F. Wirth(1)       Chairman, President and Chief Executive Officer of the Trust    January 30, 1998
                        since January 30, 1998. Chairman of InnSuites Innternational
                        Hotels, Inc. and affiliated entities, owners and operators of hotels, since 1980; Chairman and President of Rare Earth
                        Development Company, a real estate investment company,
                        since 1973. Age: 54.

Peter A. Thoma*         Owner and operator of A&T Verleigh, Hamburg, Germany,             April 13, 1999
                        a hospitality service and rental company, since 1997. Owner and operator of Thoma Zeltsysteme, Hamburg, Germany,
                        an import and sales company, since 1997. Age: 33.

(1)   Member of the Executive Committee.
(2)   Member of the Audit Committee.
(3)   Member of the Compensation Committee.
(4)   Member of the Litigation Committee.
* Nominated and approved by the Board of Trustees by unanimous resolution dated April 13, 1999, to fill the vacancy caused by the resignation of Gregory D. Bruhn.

Other Executive Officers

Anthony B. Waters       Chief Financial Officer of the Trust since February 29,
                        2000. Controller of the Trust since June 17, 1999.
                        Accountant and auditor with Michael Maastricht, CPA from June 16, 1998 to June 15, 1999, performing audits for
                        InnSuites Hotels, Inc. Self-employed, concentrating in computerized accounting and information systems since
                        1990. Age: 53.

      The Trustees held two meetings during the fiscal year ended January 31, 2000. The Trustees do not have a standing nominating committee. The nominees for Trustee, Marc E. Berg and Lee J. Flory, were members of the Board of Trustees during the last fiscal year.

      The Audit Committee has the responsibility of recommending to the Trustees the selection of the Trust's independent auditors, reviewing the scope and results of audit and non-audit services and reviewing internal accounting controls. The Audit Committee met once during the last fiscal year.

      The Compensation Committee has the responsibility of determining the compensation of senior management, advising the Trustees on the adoption and administration of employee benefit and compensation plans and administering the Trust's 1997 Stock Incentive and Option Plan. The Compensation Committee met once during the last fiscal year.

      The Executive Committee has the responsibility of exercising all of the powers of the Board of Trustees in the management of the business and affairs of the Trust, other than filling vacancies among the Trustees or in any committee of the Trustees, during the intervals between the meetings of the Board of Trustees. The Executive Committee did not meet during the last fiscal year.

      The Litigation Committee has the responsibility of reviewing, investigating and responding to allegations made against the Trust. The Litigation Committee met once during the last fiscal year.

      Each Trustee attended at least 75% of the aggregate number of meetings held by the Board of Trustees and all committees on which the Trustee served.

                 COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

      The Trust will pay Trustees' fees to each Trustee, other than Messrs. Wirth and Berg, in the amount of $12,000 per year. The Trust compensates members of the Litigation Committee $100 per hour for their services in connection with that committee, up to a maximum of $5,000 per year.

Summary Compensation Table

      The table below shows individual compensation information for the Trust's Chief Executive Officer and any other executive officer whose total annual salary and bonus for the fiscal year ended January 31, 2000 exceeded $100,000.

Name and                                                   Securities Underlying
Principal Position                  Year   Annual Salary         Options
------------------                  ----   -------------   ---------------------
James F. Wirth
    President and
    Chief Executive Officer(1)      1998            --              --
                                    1999            --          50,000(2)
                                    2000      $130,000              --

----------
(1) Mr. Wirth has served as President, Chief Executive Officer and Chairman of the Board since January 30, 1998. The terms of Mr. Wirth's Employment Agreement are summarized below.
(2) Effective September 14, 1999, the Compensation Committee of the Trust adjusted the exercise price of certain options. See "Stock Option Repricing During Fiscal Year Ended January 31, 2000" described below.

      James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, entered into an Employment Agreement with the Trust which provides that he will receive no compensation from the Trust as long as RRF Limited Partnership, a Delaware limited partnership of which the Trust is the sole general partner (the "Partnership"), maintains an Advisory Agreement with Mid-America ReaFund Advisors, Inc. ("MARA"), a company owned by Mr. Wirth and his wife. The Advisory Agreement was terminated effective January 1, 1999. Upon the termination of the Advisory Agreement, Mr. Wirth's Employment Agreement provides that he is to receive up to the amount MARA would have received for advisory and management services under the Advisory Agreement. Mr. Wirth is currently receiving $130,000 salary per year, subject to periodic review by the Compensation Committee. The relationship among the Trust, MARA and Mr. Wirth is described below under "Certain Transactions."

Stock Option Repricing During Fiscal Year Ended January 31, 2000

      The table below sets forth information concerning all repricing of options held by executive officers of the Trust. All such repricings were effected by modifying the exercise price of existing option grants.

                                               Number of
                                                 Shares    Market Price   Exercise                   Length of
                                               Underlying   of Shares     Price at      New        Original Term
                                                 Options    at Time of     Time of    Exercise      Remaining at
      Name                 Repricing Date        Repriced   Repricing     Repricing    Price      Date of Repricing
--------------------     ------------------      --------   ---------     ---------    ------     -----------------
James F. Wirth(1)        September 14, 1999       50,000     $ 2.50        $ 4.31     $ 2.50      8 years, 6 months
Marc E. Berg(2)          September 14, 1999       30,000     $ 2.50        $ 4.31     $ 2.50      8 years, 6 months
Anthony B. Waters(3)     September 14, 1999       20,000     $ 2.50        $ 2.63     $ 2.50     9 years, 10 months

----------
(1)   Chairman, President and Chief Executive Officer of the Trust.
(2)   Executive Vice President, Secretary, Treasurer and Trustee of the Trust.
(3)   Chief Financial Officer of the Trust.

Compensation Committee Report

      Under the supervision of the Compensation Committee of the Board of Trustees, the Trust has developed and implemented compensation policies, plans and programs that seek to enhance the Trust's ability to recruit and retain qualified management and other personnel, including a stock option program that seeks to create long-term incentives for management and other personnel. The Trust's base compensation package consists of salary and stock options. In developing and implementing compensation policies and procedures, the Compensation Committee seeks to provide rewards for the long-term value of an individual's contribution to the Trust. The Compensation Committee seeks to develop policies and procedures that offer both recurring and non-recurring, and both financial and non-financial incentives.

      Pursuant to the terms of the Employment Agreement between the Trust and James F. Wirth, current Chairman, President and Chief Executive Officer of the Trust, upon the termination of the Advisory Agreement with MARA, Mr. Wirth is to receive up to the amount MARA would have received for advisory and management services under the Advisory Agreement. Based upon a review of the performance of the Trust and upon the recommendation of the Compensation Committee, Mr. Wirth is currently receiving $130,000 salary per year. The Compensation Committee does not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth.

      Effective September 14, 1999, the Compensation Committee approved the repricing of outstanding options previously granted on June 22, 1998 and July 12, 1999, whereby the exercise prices of such options were amended to permit the purchase of Common Shares at $2.50 per Common Share. In view of the decline in the market price of the Common Shares while the Trust continues to implement its management philosophy at its hotel properties and in keeping with the Trust's philosophy of utilizing equity incentives to motivate and retain qualified management and other personnel, the Compensation Committee determined that it was important to reinforce and regain such motivation and retention objectives. The repricing was effected as of September 14, 1999 by amending existing option grants to reflect an amended exercise price of $2.50 per Common Share. Each repriced option covers the same number of Common Shares and maintains the same expiration date.


                                        Lee J. Flory
                                        Edward G. Hill
                                        Steven S. Robson

Trust Performance Graph

      The following graph compares total shareholder returns from the Trust over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and the National Association of Real Estate Investment Trusts, Inc.'s Total Return Indexes for equity real estate investment trusts ("NAREIT"). Total return values for the S&P 500, NAREIT and the Trust were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The shareholder return shown on the following graph is not necessarily indicative of future performance.

      The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

Trust           100      89.63      71.59      64.37      46.57      43.46
NAREIT          100     119.78     161.18     190.68     154.84     151.33
S&P 500         100     138.51     174.99     222.09     294.24     323.92
             ------     ------     ------     ------     ------     ------
            1/31/95    1/31/96    1/31/97    1/31/98    1/31/99    1/31/00

Certain Transactions

      The Trust and the Partnership (each an "Advisee") were parties to substantially identical Advisory Agreements under which each Advisee received certain services from MARA, a corporation owned by James F. Wirth and his wife. The Advisory Agreement provided that MARA, under the supervision of the Trustees, would serve as a consultant in connection with the policy decisions to be made by each Advisee and as administrator of their day-to-day investment operations. The Advisory Agreement between the Trust and MARA expired by its terms on January 31, 1999.

      Effective January 1, 1999, the Partnership and MARA agreed to terminate their Advisory Agreement one year prior to its expiration. To terminate the Advisory Agreement, on February 15, 1999 the Partnership paid $256,000 ($225,000 repayment of principal plus $31,500 of accrued interest) and on February 11, 2000 paid $240,750 ($225,000 repayment of principal plus $15,750 of accrued interest) to satisfy two promissory notes which were originally issued by Mr. Wirth and his wife when they acquired MARA in January 1998.

Additionally, the Partnership issued 67,000 Class B limited partnership units to MARA and MARA forgave $85,331 in net liabilities in exchange for the termination of the Advisory Agreement.

      Mr. Wirth has an Employment Agreement with the Trust, expiring in December 2007, which provides that he would receive no compensation from the Trust in his capacity as Chairman, President and Chief Executive Officer as long as the Advisory Agreement is in effect. For periods after January 1, 1999, Mr. Wirth may receive, as long as he continues to be employed pursuant to his Employment Agreement, the maximum amount MARA would have been paid under the terms of the Advisory Agreement had the Advisory Agreement remained in effect. Currently, Mr. Wirth receives $130,000 per year as salary from the Trust.

      Mr. Wirth derives, and in the future will derive, benefits from the operation of the Trust's hotel properties by InnSuites Hotels, Inc. (formerly known as Realty Hotel Lessee Corp.) (the "Lessee"), the management of the Trust's hotel properties by InnSuites Innternational Hotels, Inc. (the "Management Company") and the license agreements with InnSuites Licensing Corp. ("Licensing Corp."). Mr. and Mrs. Wirth are 100% owners of both the Management Company and Licensing Corp. The Management Company is, in turn, the owner of 9.8% of the outstanding common stock of the Lessee. Each of the hotel properties is leased to the Lessee under substantially identical percentage leases. The Lessee has contracted for certain property management services with the Management Company and has contracted for certain trademark and licensing services with Licensing Corp. The Management Company will receive an annual management fee of 2.5% of gross revenues from the Lessee for its property management services. Licensing Corp. will receive an annual licensing fee of 2.5% of gross revenues (1.25% for those hotel properties which also carry a third-party franchise, such as Best Western or Holiday Inn) from the Lessee for its trademark and licensing services. Such fees were determined through arms-length negotiations between the Trust and each of the Lessee, the Management Company and Licensing Corp. The Trust believes that such fees are commercially reasonable.

      Effective October 12, 1999, the Partnership, the Lessee and the Management Company entered into an Intercompany Agreement whereby, subject to certain terms and conditions, the Partnership will grant the Lessee a right of first refusal to lease, and the Management Company a right of first refusal to operate, any real property acquired by the Partnership. In return, the Partnership will be granted a right of first refusal to pursue opportunities presented to the Lessee or the Management Company to purchase investments in real estate, hotel properties, real estate mortgages, real estate derivatives or entities that invest in the foregoing.

      Mr. Wirth made the following loans to the Trust, each bearing interest at 7% per year: (a) $2 million, effective March 15, 1999 and due on March 15, 2004;
(b) $200,000, effective June 14, 1999 and due on June 14, 2000; (c) $120,000,
effective July 27, 1999 and due on July 27, 2000; (d) $30,000, effective August 17, 1999 and due on August 17, 2000; (e) $250,000, effective October 12, 1999 and due on June 1, 2000; and (f) $250,000, effective October 14, 1999 and due on March 1, 2000. These funds were used by the Trust to repurchase Partnership units and to fund working capital and capital improvement needs.

                           OWNERSHIP OF COMMON SHARES

      The following table sets forth information as of June 13, 2000 in respect of any persons known to the Trust to be the beneficial owner of more than 5% of the Common Shares and the number of Common Shares owned beneficially by each Trustee, nominee and executive officer, and the Trustees, nominees and executive officers as a group.

                       Five Percent Beneficial Owners and
        Beneficial Ownership of Trustees, Nominees and Executive Officers

                                           Common Shares        % of Outstanding
          Name                          Beneficially Owned        Common Shares
          ----                          ------------------        -------------
Andersen Charitable Rem. Trust(1)              141,247                 5.77%
Dan Z. Bochner(2)                              234,900                 9.59%
Mason E. Anderson(3)                           235,606                 8.78%
James F. Wirth(4)                              851,280                34.53%
Marc E. Berg(5)                                121,225                 4.93%
Lee J. Flory(6)                                163,883                 6.37%
Edward G. Hill(7)                               16,919                   (9)
Steven S. Robson(8)                            334,493                12.09%
Peter A. Thoma                                     300                   (9)
Anthony B. Waters                                2,000                   (9)
Trustees, Nominees and Executive
   Officers as a group (seven persons)       1,490,100                50.94%

----------
(1) The address for Andersen Charitable Remainder Trust is c/o American Foundation Inc., 4518 N. 32nd Street, Phoenix, Arizona 85018.
(2) Pursuant to Amendment No. 2 to Schedule 13-D, dated December 30, 1996, filed with the Securities and Exchange Commission on December 31, 1996 by Mr. Bochner. The address for Mr. Bochner is 1618 Cotner Avenue, Los Angeles, California 90025.
(3) Consists of 235,606 Class A Limited Partnership Units in the Partnership that are convertible at any time, at the option of the holder thereof, into Common Shares. The address for Mr. Anderson is 3024 West Sahuaro Drive, Phoenix, Arizona 85029.
(4) Consists of 16,667 Common Shares that may be acquired within 60 days of June 13, 2000 pursuant to the exercise of stock options and 834,613 Common Shares. These Common Shares are owned jointly by Mr. Wirth and his wife or by their affiliates or children. Mr. and Mrs. Wirth also own 5,226,364 Class B Limited Partnership Units in the Partnership, the conversion of which is restricted and permitted only at the discretion of the Board of Trustees of the Trust.
(5) Consists of 10,000 Common Shares that may be acquired within 60 days of June 13, 2000 pursuant to the exercise of stock options and 111,225 Common Shares.
(6) Consists of 118,344 Class A Limited Partnership Units in the Partnership that are convertible at any time, at the option of the holder thereof, into Common Shares, 6,667 Common Shares that may be acquired within 60 days of June 13, 2000 pursuant to the exercise of stock options and 38,872 Common Shares.
(7) Consists of 6,667 Common Shares that may be acquired within 60 days of June 13, 2000 pursuant to the exercise of stock options and 10,252 Common Shares.

(8) Consists of 311,326 Class A Limited Partnership Units in the Partnership that are convertible at any time, at the option of the holder thereof, into Common Shares, 6,667 Common Shares that may be acquired within 60 days of June 13, 2000 pursuant to the exercise of stock options, and 16,500 Common Shares.

(9)   Less than one percent (1.0%).

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based on Trust records and information, the Trust believes that all Securities and Exchange Commission filing requirements applicable to Trustees and executive officers under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended January 31, 2000, were complied with, except that the grant of an option to purchase 20,000 Common Shares to Peter A. Thoma in July 1999 and purchases of 400 and 50 Common Shares by James
F. Wirth and his wife in October 1999 and December 1999, respectively, were inadvertently reported late by the Trust on their behalf.

                            SELECTION OF ACCOUNTANTS

      The Trustees have selected KPMG LLP as independent auditors to examine the books, records and accounts of the Trust for the fiscal year ending January 31, 2001. KPMG LLP was the independent auditors of the Trust for the fiscal year ended January 31, 2000 and is considered by the Trustees to be well qualified.

      Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      Arthur Andersen LLP resigned as principal auditors of the Trust as of March 18, 1999. Due to the magnitude of certain outstanding invoices payable to Arthur Andersen LLP for accounting and tax-related services provided to the Trust and its affiliates, Arthur Andersen LLP informed the Trust that it would no longer be considered independent with respect to the Trust under interpretations of the Securities and Exchange Commission and professional standards. On April 16, 1999 the audit committee of the Board of Trustees of the Trust approved KPMG LLP to succeed to Arthur Andersen LLP as the principal auditors of the Trust.

      The reports of KPMG LLP for the fiscal years ended January 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Trust's financial statements for the fiscal years ended January 31, 1999 and 1998, there were no disagreements with KPMG LLP or Arthur Andersen LLP, respectively, on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the respective auditors, would have caused the auditors to make reference to the matter in their reports.

      In connection with the audits of the Trust's financial statements for the fiscal years ended January 31, 1999 and 1998, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

      During the fiscal years ended January 31, 1999 and 1998, the Trust did not consult with any other accountant regarding the application of accounting principles to a specified transaction either completed or proposed, the type of audit opinion that might be rendered on the Trust's financial statements, or any of the matters described above.

                                  OTHER MATTERS

      The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

                              SHAREHOLDER PROPOSALS

      If a shareholder intends to present a proposal at the next Annual Meeting of Shareholders in 2001, it must be received by the Trust for consideration for inclusion in the Trust's Proxy Statement and form of proxy relating to that meeting on or before February 15, 2001. A shareholder who wishes to present a proposal at the 2001 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's Proxy Statement and form of proxy relating to that meeting, must notify the Trust of such proposal before May 1, 2001. If notice of the proposal is not received by the Trust by such date, then the proposal will be deemed untimely and the Trust will have the right to exercise discretionary voting authority and vote proxies returned to the Trust with respect to such proposal.

                              REVOCATION OF PROXIES

      A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Common Shares or by giving notice in writing or in open meeting.

                             SOLICITATION OF PROXIES

      In addition to the solicitation of proxies by mail, regular officers and employees of the Trust may solicit the return of proxies by mail, telephone, telegram or personal contact, for which they will not receive additional compensation. The Trust will pay the cost of soliciting proxies in the accompanying form. The Trust will reimburse brokers or other persons holding Common Shares in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of such Common Shares.

                                        By order of the Board of Trustees


                                                  MARC E. BERG
                                                   Secretary

June 15, 2000

INNSUITES HOSPITALITY TRUST                              P R O X Y
---------------------------                 THIS PROXY IS SOLICITED ON BEHALF OF
                                                        THE TRUSTEES

PLEASE              The undersigned hereby appoints JAMES F. WIRTH AND
SIGN AND       ANTHONY B. WATERS as proxies, each with the full power to
RETURN         appoint his substitute, and hereby authorizes them to represent
THIS           and to vote, as designated below, all the Shares of Beneficial
PROXY          Interest of InnSuites Hospitality Trust held of record by the
WHETHER        undersigned on June 13, 2000 at the annual meeting of
OR NOT         shareholders to be held on July 17, 2000 or at any
YOU            adjournments thereof.
EXPECT
TO ATTEND      1. Election of Trustees.
THE               FOR all nominees listed below |_|   WITHHOLD AUTHORITY |_|
MEETING           (except as marked to the contrary   to vote for all nominees
                  below)                              listed below
YOU MAY
NEVERTHELESS      MARC E. BERG and LEE J. FLORY
VOTE IN
PERSON IF         (Instruction: To withhold authority to vote for any individual
YOU ATTEND        nominee, write that nominee's name on the space provided
                  below.)

                  --------------------------------------------------------------

               2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                (Continued, and to be signed, on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated: _______________________, 2000


                                        ----------------------------------------
                                                       Signature


                                        ----------------------------------------
                                                Signature if held jointly

                 Please Sign and Return the Proxy Card Promptly